PROXY
             Solicited on Behalf of the Board of Directors of
                          OTTER TAIL POWER COMPANY
The undersigned hereby appoints KENNETH L. NELSON, NATHAN I. PARTAIN, and DENNIS R. EMMEN (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all Common Shares which the undersigned is entitled to vote at the Annual Meeting of Otter Tail Power Company to be held April 13, 1998, and at any adjournment thereof, and hereby directs that this proxy be voted as follows:

1. ELECTION OF DIRECTORS FOR all nominees listed below  WITHHOLD AUTHORITY
                         (except as marked to the       to vote for all
                         contrary below)                nominees listed below
         Dayle Dietz            Arvid R. Liebe          John C. MacFarlane

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
   _________________________________________________________________
2. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as auditors.
       FOR__               AGAINST__              ABSTAIN__
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                              SEE OTHER SIDE

This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted for the election of Directors and for Item 2.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

                                        Dated:

                                        ______________________, 1998



_________________________________       _______________________________
Signature                               Signature, if held jointly